Exhibit 1.1

Execution Copy

2,900,000 Common Units

K-SEA TRANSPORTATION PARTNERS L.P.

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

August 7, 2009

WELLS FARGO SECURITIES, LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
as Representatives of the Underwriters
named in Schedule 1 attached hereto

c/o Wells Fargo Securities, LLC

375 Park Avenue, 4th Floor

New York, NY 10152

Ladies and Gentlemen:

K-Sea Transportation Partners L.P., a Delaware limited partnership (the “Partnership”), proposes to sell 2,900,000 common units (the “Firm Units”), each representing a limited partner interest in the Partnership (the “Common Units”).  In addition, the Partnership proposes to grant to the Underwriters named in Schedule 1 hereto (the “Underwriters”) an option to purchase up to an additional 435,000 Common Units on the terms and for the purposes set forth in Section 2 (the “Option Units”).  The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.”

This is to confirm the agreement among (i) the Partnership, (ii) K-Sea General Partner L.P., a Delaware limited partnership and the general partner of the Partnership (the “General Partner”), (iii) K-Sea General Partner GP LLC, a Delaware limited liability company and the general partner of the General Partner (“K-Sea General Partner”), (iv) K-Sea Operating Partnership L.P., a Delaware limited partnership (the “Operating Partnership”), and (v) K-Sea OLP GP LLC, a Delaware limited liability company, a wholly owned subsidiary of the Partnership and the general partner of the Operating Partnership (the “OLP General Partner”), on the one hand, and Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the Underwriters (the “Representatives”) on the other hand, concerning the purchase of the Units from the Partnership by the Underwriters.  K-Sea General

Partner, the General Partner, the Partnership, the Operating Partnership and the OLP General Partner are hereinafter referred to collectively as the “K-Sea Parties.”  The General Partner, the Partnership and the Operating Partnership are hereinafter referred to collectively as the “Limited Partnerships.”  The K-Sea Parties and their subsidiaries, including K-Sea Transportation Inc., a Delaware corporation and wholly owned subsidiary of the Operating Partnership (“K-Sea Inc.”), K-Sea Transportation LLC, a Delaware limited liability company and wholly owned subsidiary of the Operating Partnership (“K-Sea LLC”), Smith Maritime LLC, a Delaware limited liability company and wholly owned subsidiary of the Operating Partnership (“Smith LLC”) and K-Sea Hawaii Inc., a Delaware corporation and wholly owned subsidiary of the Operating Partnership (“K-Sea Hawaii”), are referred to hereinafter as the “K-Sea Entities.”

SECTION 1.          Representations, Warranties and Agreements of the K-Sea Parties.  The K-Sea Parties, jointly and severally, represent, warrant and agree that:

(a)           A registration statement on Form S-3 (File No. 333-142433) with respect to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act.  Copies of such registration statement and each of the amendments thereto have been delivered by the Partnership to you.  As used in this Agreement,

(i)            “Applicable Time” means 8:15 a.m. (New York City time) August 7, 2009;

(ii)           “Base Prospectus” means the prospectus included in the Registration Statement relating to the Units;

(iii)          “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;

(iv)          “Preliminary Prospectus” means any preliminary prospectus supplement relating to the Units filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including the Base Prospectus;

(v)           “Prospectus” means the final prospectus supplement relating to the Units, including the Base Prospectus, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(vi)          “Registration Statement” means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Units pursuant to Rule 462(b) under the Securities Act; and

(vii)         “Pricing Disclosure Package” means, as of the Applicable Time, the Preliminary Prospectus, together with the information included in Schedule 2 hereto, and each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations.

Any reference to any “Base Prospectus,” “Preliminary Prospectus,” “Prospectus” or “Pricing Disclosure Package” shall be deemed to refer to and include any documents incorporated by reference therein.  Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Partnership on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement.  The Commission has not issued any order preventing or suspending the use of the Prospectus, and no proceedings for such purpose are pending before or, to the knowledge of the K-Sea Parties, threatened by the Commission.

(b)           The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or an Underwriter made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Units, and is not on the date hereof and will not be on the applicable Delivery Date, an “ineligible issuer” (as defined in Rule 405).  The Partnership has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Units.

(c)           The Registration Statement complied as of the Effective Time, complies at the date hereof and will comply on the applicable Delivery Date, in all material respects, to the requirements of the Securities Act and the Rules and Regulations.  The Preliminary Prospectus complied, and the Prospectus will comply, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations.  The documents incorporated by reference in any Preliminary Prospectus or the Prospectus complied, and any further documents so incorporated will comply, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d)           The Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(e)           The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(f)            The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(g)           Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)           The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus, other than a road show that is a free writing prospectus under Rule 433.  The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(i)            Each of the Limited Partnerships has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), and is duly registered or qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not (i) have a material adverse effect on the consolidated financial position, partners’ equity, results of operations, business or prospects of the Partnership and its subsidiaries taken as a whole (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.  Each of the Limited Partnerships has all partnership power and authority necessary to own or hold its properties currently held and to conduct its business as currently conducted and, with respect to the General Partner, to act as general partner of the Partnership, in each case in all respects as described in the Registration Statement and the Prospectus.

(j)            Each of K-Sea Inc. and K-Sea Hawaii has been duly incorporated and is validly existing as a corporation in good standing under the Delaware General Corporation Law (the “DGCL”) and is duly registered or qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.  Each of K-Sea Inc. and K-Sea Hawaii has all corporate power and authority necessary to own or hold its properties currently held and to conduct its business as currently conducted, in each case in all respects as described in the Registration Statement and the Prospectus.

(k)           Each of K-Sea General Partner, the OLP General Partner, K-Sea LLC and Smith LLC has been duly formed and is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act (the “Delaware LLC Act”), and is duly registered or qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.  Each of K-Sea General Partner, the OLP General Partner, K-Sea LLC and Smith LLC has all limited liability company power and authority necessary to own or hold its properties currently held and to conduct its business as currently conducted and, with respect to K-Sea General Partner and the OLP General Partner, to act as general partner of the General Partner and the Operating Partnership, respectively, in each case in all respects as described in the Registration Statement and the Prospectus.

(l)            The General Partner is the sole general partner of the Partnership and owns 202,447 general partner units in the Partnership, representing an approximate 1.27% general partner interest in the Partnership as of the date of this Agreement; such general partner units have been duly authorized and validly issued in accordance with the partnership agreement of the Partnership (the “Partnership Agreement”); and the General Partner owns such general partner units free and clear of all liens, security interests, encumbrances (except restrictions on transferability contained in the relevant partnership agreement or limited liability company operating agreement or as described in the Prospectus), equities, charges and other claims (collectively, “Liens”).

(m)          K-Sea General Partner is the sole general partner of the General Partner with a 0.01% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the General Partner (the “General Partner Partnership Agreement”); and K-Sea General Partner owns such general partner interest free and clear of all Liens.

(n)           KSP Investors A L.P., KSP Investors B L.P. and KSP Investors C L.P. (collectively, the “K-Sea Investors”) own 90.00% of the membership interests in K-Sea General Partner; K-Sea Investors and the individuals set forth on Schedule 3 (collectively, “Management”) are the sole limited partners of the General Partner with an aggregate 99.99% limited partner interest in the General Partner; such limited partner interests have been duly authorized and validly issued in accordance with the General Partner Partnership Agreement and are fully paid (to the extent required under the General Partner Partnership Agreement) and nonassessable (except as such nonassessibility may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and K-Sea Investors and Management own such limited partner interests free and clear of all Liens.

(o)           As of the date of this Agreement and immediately prior to the issuance of the Units pursuant to this Agreement, there are 15,793,575 outstanding Common Units; the General Partner owns 49,775 of the outstanding Common Units and all of the Incentive Distribution Rights (as defined in the Partnership Agreement) free and clear of all Liens; EW Transportation LLC, a Delaware limited liability company (“EW Transportation”), owns 2,983,182 of the outstanding Common Units free and clear of all Liens; the subsidiaries of EW Transportation own, in the aggregate, 1,181,818 of the outstanding Common Units free and clear of all Liens; all of the outstanding Common Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus).

(p)           The Partnership owns a 100% membership interest in the OLP General Partner; such membership interests have been duly authorized and validly issued in accordance with the Operating Agreement of the OLP General Partner (as amended or restated, the “OLP General Partner Operating Agreement”), and the Partnership owns such membership interest free and clear of all Liens.

(q)           The OLP General Partner is the sole general partner of the Operating Partnership with a 0.01% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement of the Operating Partnership (as amended or restated, the “Operating Partnership Agreement”); and the OLP General Partner owns such general partner interest free and clear of all Liens.

(r)            The Partnership is the sole limited partner of the Operating Partnership with a 99.99% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement, and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessibility may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Partnership owns such limited partner interests free and clear of all Liens.

(s)           The Operating Partnership owns 100% of the issued and outstanding capital stock of K-Sea Inc.; such capital stock has been duly authorized and validly issued and fully paid; and the Operating Partnership owns such capital stock free and clear of all Liens.

(t)            At the First Delivery Date or the Second Delivery Date, as the case may be, the Firm Units and the Option Units, as the case may be, and the limited partner interests represented thereby will be duly and validly authorized by the Partnership Agreement and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Section 17-303, 17-607 and 17-804 of the Delaware LP Act and as otherwise disclosed in the Prospectus).  The Units conform in all material respects to the descriptions thereof contained in the Prospectus.

(u)           The entities set forth on Schedule 4 hereto are the only direct or indirect subsidiaries of the Partnership that would be deemed to be a “significant subsidiary” of the Partnership as such term is defined in Rule 405 of the Act.

(v)           This Agreement has been duly authorized, and validly executed and delivered by each of the K-Sea Parties.

(w)          The execution, delivery and performance of this Agreement by the K-Sea Parties and the consummation of the transactions contemplated hereby did not and will not conflict with or result in a breach or violation of (i) any of the terms or provisions of, or constitute a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the K-Sea Entities is a party or by which any of the K-Sea Entities is bound or to which any of the property or assets any of the K-Sea Entities is subject, (ii) any of the provisions of the certificate of limited partnership, agreement of limited partnership, certificate of formation, operating agreement, charter or by-laws or other organizational documents of any of the K-Sea Entities or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of the K-Sea Entities or any of their properties or assets, except with respect to clauses (i) and (iii) for such conflicts, breaches, violations or defaults that would not individually or in the aggregate, have a Material Adverse Effect.

(x)            Except for (i) the registration of the Units under the Securities Act, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Units by the Underwriters, (iii) such consents that have been, or prior to each Delivery Date will be, obtained, (iv) such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect, (v) such consents that are (1) of a routine or administrative nature and (2) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement, and (vi) as disclosed in the Prospectus, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement by any of the K-Sea Parties and the consummation of the transactions contemplated hereby.

(y)           Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of any of the K-Sea Entities.  Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any of the K-Sea Entities other than as provided in the Prospectus and the Partnership Agreement or as have been waived.  Except as described in the Prospectus, there are no outstanding options or warrants to purchase (i) any Common Units or other interests in the General Partner, the Partnership or the Operating Partnership, (ii) any interests in K-Sea General Partner, or the OLP General Partner or (iii) any shares of capital stock of K-Sea Inc.

(z)            The Partnership has all requisite power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus.  At each Delivery Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by any of the K-Sea Parties or any of their members or partners for (i) the authorization, issuance, sale and delivery of the Units, (ii) the execution and delivery of this Agreement, and (iii) the consummation of the transactions contemplated by this Agreement, shall have been validly taken.

(aa)         (i)  The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; (ii) the Operating Partnership Agreement has been duly authorized, executed and delivered by the OLP General Partner and the Partnership and is a valid and legally binding agreement of the OLP General Partner and the Partnership, enforceable against the OLP General Partner and the Partnership in accordance with its terms; (iii) the General Partner Partnership Agreement has been duly authorized, executed and delivered by K-Sea General Partner, K-Sea Investors and each member of Management and is a valid and legally binding agreement of K-Sea General Partner, K-Sea Investors and each member of Management, enforceable against K-Sea General Partner, K-Sea Investors and each member of Management in accordance with its terms;  (iv) the K-Sea General Partner Operating Agreement has been duly authorized, executed and delivered by K-Sea Investors and each member of Management and is a valid and legally binding agreement of K-Sea Investors and each member of Management, enforceable against each of them in accordance with its terms; and (v) the OLP General Partner Operating Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; provided that, with respect to each agreement described in this Section 1(aa), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(bb)         No K-Sea Entity has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any material change in the capitalization or long-term debt of any K-Sea Party or any material adverse change, or any development involving, or which may reasonably be expected to involve, a prospective material adverse change in or affecting the general affairs, management, consolidated financial position, stockholders’ equity, partners’ capital, members’ equity, results of operations, business or prospects of the K-Sea Entities, taken as a whole, otherwise than as set forth or contemplated in the Prospectus.  Since the date of the latest audited financial statements included in the Prospectus, except as set forth or contemplated by the documents incorporated by reference into the Prospectus, none of the K-Sea Entities has incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the K-Sea Entities, taken as a whole.

(cc)         The historical consolidated financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial condition and results of operations of the entities purported to be shown thereby on the basis stated therein, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.  The historical financial and operating information contained or incorporated by reference into the Registration Statement and the Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which it has been derived.

(dd)         PricewaterhouseCoopers LLP, who have certified certain audited financial statements of the Partnership contained or incorporated by reference into the Registration Statement and the Prospectus (or any amendment and supplement thereto), and whose reports are included and incorporated by reference in the Registration Statement and the Prospectus (or any amendment and supplement thereto) and who has delivered the letters referred to in Section 7(g) hereof, was as of the date of its report for the fiscal year ended June 30, 2008 included in the Partnership’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008 an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations.

(ee)         Each of the Operating Partnership, K-Sea Inc., K-Sea LLC, Smith LLC and K-Sea Hawaii (collectively, the “K-Sea Ship Owners”) (i) have good and indefeasible title in fee simple to all real property and good title to all personal property, contemplated as owned or to be owned by any of them in the Prospectus, and (ii) is the sole owner of the vessels set forth in the Prospectus (the “Vessels”), in each case free and clear of all Liens, except, in the case of (i) and (ii) above and except for those vessels that are chartered under the Bareboat Charters listed in the last sentence of this Section 1(ee) between the owner and the respective K-Sea Entity, as bareboat charterer, (A) the first preferred ship mortgages (the “Ship Mortgages”), the first preferred fleet mortgages (the “Fleet Mortgages”) and other Liens to which certain of the Vessels are subject and which are described in the Prospectus, (B) such Liens arising under (1) the Amended and Restated Loan and Security Agreement dated as of August 14, 2007 by and among K-Sea Operating Partnership L.P., as Borrower, the Lenders party thereto, Bank of America, N.A. (as successor in interest to LaSalle Bank, National Association) and Citibank, N.A., as co-syndication agents, Citizens Bank of Pennsylvania and HSBC Bank USA National Association, as co-documentation agents, and KeyBank National Association, as Administrative Agent and Collateral Trustee for the Lenders as amended by Amendment No. 1 dated as of November 7, 2007 and Amendment No. 2 dated as of June 30, 2008, which amended and restated that certain Loan and Security Agreement dated as of March 24, 2005, as amended (collectively, the “KeyBank Loan Agreement”), (2) the Loan Agreement dated as of June 28, 2005 between K-Sea Operating Partnership L.P., as Borrower, and Citizens Asset Finance, a d/b/a of Citizens Leasing Corporation, as Lender (the “Citizens Leasing Loan Agreement”), (3)

the Loan Agreement dated as of March 17, 2005 between K-Sea Operating Partnership L.P., as Borrower, and Wachovia Financial Services, Inc. (f/k/a First Union Commercial Corporation), as Lender (the “Wachovia Loan Agreement”), (4) the Loan Agreement dated as of May 12, 2006, among K-Sea Operating Partnership L.P., as Borrower, Wells Fargo Equipment Finance, Inc. (as assignee of Citizens Leasing Corporation (d/b/a Citizens Asset Finance)), as Lender, and Citizens Leasing Corporation (d/b/a Citizens Asset Finance), as Agent and Collateral Trustee (the “Wells Fargo Loan Agreement”), (5) the Master Loan and Security Agreement dated as of April 3, 2006 by and among K-Sea Operating Partnership L.P., as Borrower, Key Equipment Finance Inc., as Lender, and K-Sea Transportation Partners L.P., K-Sea Transportation Inc. and K-Sea Transportation LLC (f/k/a Sea Coast Transportation LLC), as Guarantors (the “Key Equipment Loan Agreement”), (6) the Business Loan Agreement dated as of August 5, 2004, amended and restated as of August 20, 2004, and further amended and restated as of June 27, 2006 and the Business Loan Agreement dated as of March 23, 2005, as amended and restated as of March 31, 2005, as assumed, in each case, by the Loan Assumption Agreement dated as of August 14, 2007, as amended, between K-Sea Transportation LLC (as successor by merger to Sirius Maritime, LLC), as Borrower, and Bank of America, N.A., as Lender (the “Bank of America Loan Agreement”), (7) the Master Loan and Security Agreement dated as of June 10, 2008, as amended, by and among Key Equipment Finance Inc., as lender, the Operating Partnership, as Borrower, and K-Sea Transportation Partners L.P., K-Sea Transportation Inc. and K-Sea Transportation LLC as Guarantors (the “Second Key Equipment Loan Agreement); (8) the Credit Facility Agreement dated June 4, 2008, as amended, by and among DnB NOR Bank ASA as Administrative Agent, the lenders named therein, and the Operating Partnership, as Borrower, as amended (the “DnB NOR Agreement”), and (9) the five (5) Loan and Security Agreements dated as of May 2, 2008, May 2, 2008, May 13, 2008, May 16, 2008 and May 22, 2008 respectively, each such agreement by and between the Operating Partnership, as Borrower and Fifth Third Bank as Original Lender, as assigned by Fifth Third Bank, as Original Lender to subsequent lenders (collectively, the “Fifth Third Agreements” and, together with the KeyBank Loan Agreement, the Citizens Leasing Loan Agreement, the Wachovia Loan Agreement, the Wells Fargo Loan Agreement, the Key Equipment Loan Agreement, the Second Key Equipment Loan Agreement and the DnB NOR Agreement, the “Credit Facilities”), all as described in the Prospectus, (C) such Liens as arise with respect to existing charters and subcharters of the Vessels entered into in the ordinary course of business and options to purchase in favor of certain of the Vessels, and (D) such Liens as do not materially affect the value of such property taken as a whole and do not materially interfere with the use made in the past and proposed to be made in the future of such property by the K-Sea Ship Owners as described in the Prospectus; and all assets held under lease by the K-Sea Entities are held by such K-Sea Entities under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made in the past and proposed to be made in the future of such property and buildings by such K-Sea Entities, taken as a whole, as described in the Prospectus.

The Bareboat Charters referred to above are the following: the Bareboat Charter Agreement between The Fifth Third Leasing Company, as shipowner and K-Sea Operating Partnership L.P., as charterer dated as of December 31, 2008, respecting the DBL 105, (2) the Bareboat Charter Agreement between The Fifth Third Leasing Company, as shipowner and K-Sea Transportation LLC, as charterer dated as of December 31, 2008, respecting the Columbia, (3) the Bareboat Charter Agreement between BB&T Equipment Finance Corporation, as shipowner and K-Sea Transportation LLC, as charterer dated as of December 31, 2008, respecting the DBL 79, (4) the Bareboat Charter Agreement between U.S. Bancorp Equipment Finance, Inc., as shipowner and K-Sea Transportation LLC, as charterer dated as of June 1, 2009, respecting the Cascades, (5) the Bareboat Charter Agreement between U.S. Bancorp Equipment Finance, Inc., as shipowner and K-Sea Operating Partnership L.P.,, as charterer dated as of June 1, 2009, respecting the DBL 25, (6) the Bareboat Charter Agreement between MassMutual Asset Finance LLC, as shipowner and K-Sea Operating Partnership L.P., as charterer dated June 23, 2009, respecting the DBL 76, (7) the Bareboat Charter Agreement between TD Equipment Finance, Inc., as shipowner and K-Sea K-Sea Operating Partnership L.P., as charterer dated as of June 30, 2009, respecting the DBL 24, and (8) the Bareboat Charter Agreement between TD Equipment Finance, Inc., as shipowner and K-Sea Transportation LLC and K-Sea Operating Partnership L.P., as charterers dated as of June 30, 2009, respecting the DBL 77.

(ff)           The statements set forth in the Prospectus under the captions “Cash Distribution Policy,” “Description of Common Units,” and “Our Partnership Agreement,” insofar as they purport to constitute a summary of the terms of the Units, and under the caption “Material Tax Consequences”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are fair summaries in all material respects.

(gg)         The K-Sea Entities carry, or are covered by, insurance in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.  None of the K-Sea Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each Delivery Date.

(hh)         The K-Sea Entities own or possess, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(ii)           There are no legal or governmental proceedings pending or, to the knowledge of the K-Sea Parties, threatened, against any of the K-Sea Entities, or to which any of the K-Sea Entities is a party, or to which any of their respective properties is subject which, if determined adversely to any of the K-Sea Entities, might reasonably be expected to have a Material Adverse Effect and, to the best of the K-Sea Parties’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(jj)           There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement.

(kk)         No relationship, direct or indirect, exists between or among any K-Sea Party on the one hand, and the directors, officers, stockholders, customers or suppliers of any K-Sea

Party on the other hand, which is required to be described in the Prospectus which is not so described.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any K-Sea Party to or for the benefit of any of the officers or directors of any K-Sea Party or their respective family members, except as disclosed in the Registration Statement and the Prospectus.  No K-Sea Party has, in violation of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of any K-Sea Entity.

(ll)           The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act.

(mm)       No labor disturbance by the employees of any K-Sea Entity exists or, to the knowledge of each K-Sea Entity, is imminent, which might be expected to have a Material Adverse Effect.

(nn)         Each of the K-Sea Entities has filed (or has obtained extensions with respect to) all material federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) that, if not paid, would not have a Material Adverse Effect.  No tax deficiency has been determined adversely to any K-Sea Party which has had (nor does any K-Sea Party have any knowledge of any tax deficiency which, if determined adversely to any K-Sea Party, might have) a Material Adverse Effect.

(oo)         The General Partner and the Partnership have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act) which (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the General Partner’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the period covered by the Partnership’s most recent annual or quarterly report filed with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established.

(pp)         Based on the evaluation of its disclosure controls and procedures conducted in connection with the preparation and filing of the Partnership’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, neither the Partnership nor the General Partner is aware of (i) any significant deficiency or material weakness in the design or operation of its internal controls over financial reporting that are likely to adversely affect the Partnership’s ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal controls over financial reporting.  Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in the Partnership’s internal controls over financial reporting that materially affected or are reasonably likely to materially affect the Partnership’s internal controls over financial reporting.

(qq)         None of the K-Sea Entities (i) is in violation of its certificate or agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, which default or violation in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or could materially impair the ability of any of the K-Sea Parties to perform their obligations under this Agreement.  To the knowledge of the K-Sea Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the K-Sea Entities is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which default would, if continued, have a Material Adverse Effect.

(rr)           No K-Sea Party, nor any director, officer, agent, employee or other person associated with or acting on behalf of any K-Sea Party, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ss)         Except as described in the Prospectus, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by any K-Sea Party (or, to the knowledge of any K-Sea Party, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by any K-Sea Party in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or would not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; except as described in the Prospectus, there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by any K-Sea Party or with respect to which a K-Sea Entity has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect.  The terms “hazardous wastes”, “toxic wastes”, “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(tt)           Each of the K-Sea Entities has, or at each Delivery Date will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; except as set forth in the Prospectus, each of the K-Sea Entities has, or at each Delivery Date will have, fulfilled and performed all its material obligations with respect to such permits which are or will be due to have been fulfilled and performed by such date and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

(uu)         The Partnership has filed a supplemental listing application with the New York Stock Exchange for the listing of the Units.

(vv)         None of the K-Sea Entities is, nor after the sale of the Units to be sold by the Partnership hereunder and the application of the net proceeds from such sale as described in the Prospectus under the caption “Use of Proceeds” will be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(ww)       The statistical and market-related data included in the Prospectus and the Registration Statement are based on or derived from sources which the K-Sea Parties believe to be reliable and accurate.

(xx)          Each of the K-Sea Entities is a citizen of the United States within the meaning of 46 U.S.C. Sec. 50501 for the purpose of operating the Vessels in the trades in which the K-Sea Ship Owners operate the Vessels as described in the Prospectus (a “U.S. Citizen”); after giving effect to the consummation of the transactions herein contemplated and the sale of the Units by the Underwriters, the Partnership and the other K-Sea Entities will remain a citizen of the United States within the meaning of 46 U.S.C. Sec. 50501 and qualified to engage in the coastwise trade of the United States; provided, however, that, in respect of this representation and warranty, such parties may assume that the Underwriters will sell no less than 90% of (i) the Firm Units and (ii) the Option Units, if any, to U.S. Citizens.

(yy)         The Partnership has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than any Prospectus or Issuer Free Writing Prospectus to which the Representatives have consented.

(zz)          The Partnership has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the shares of the Units.

SECTION 2.          Purchase of the Units by the Underwriters.  On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell the Firm Units to the several Underwriters, and each of the

Underwriters, severally and not jointly, agrees to purchase, the number of Firm Units set forth opposite that Underwriter’s name in Schedule 1 hereto.

In addition, the Partnership grants to the Underwriters an option to purchase up to 435,000 Option Units.  Such option is granted for the purpose of covering over-allotments in the sale of Firm Units and is exercisable as provided in Section 4 hereof.  Option Units shall be purchased severally for the account of the Underwriters in proportion to the number of Firm Units set forth opposite the names of such Underwriters in Schedule I hereto (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional units).

The price of both the Firm Units and any Option Units shall be $18.31 per Common Unit.

The Partnership shall not be obligated to deliver any of the Units to be delivered on any Delivery Date (as hereinafter defined), except upon payment for all the Units to be purchased on such Delivery Date as provided herein.

SECTION 3.          Offering of Units by the Underwriters.  Upon authorization by the Underwriter of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.

Each Underwriter, severally and not jointly, agrees with the K-Sea Parties that it will not knowingly sell the Units to any natural person, corporation, partnership, limited liability company, joint venture, association or other entity (“person”) that is not a U.S. Citizen.  On each Delivery Date, each Underwriter shall provide the K-Sea Parties with a certificate, dated such Delivery Date, certifying to the effect that based upon procedures implemented by the Underwriters or other diligent inquiries made by the Underwriters, not more than 15% of the number of Common Units initially purchased by the Underwriter will be in the aggregate either initially purchased from the Underwriter by Non-U.S. Citizens (as the term “Non-U.S. Citizen” is defined in Section 4.10(h) of the Partnership Agreement) on the Delivery Date or, to the extent the Underwriter is a Non-U.S. Citizen, not sold and held for the account of such Underwriter.

SECTION 4.          Delivery of and Payment for the Units.  Delivery of and payment for the Firm Units shall be made at the offices of Baker Botts L.L.P., One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002-4995, at 10:00 a.m., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriter and the Partnership.  This date and time are sometimes referred to as the “First Delivery Date.” On the First Delivery Date, the Partnership shall cause its transfer agent to deposit as original issue the Firm Units pursuant to the Full Fast Delivery Program of The Depository Trust Company (“DTC”) for the account of each Underwriter against payment to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the

Partnership by each Underwriter.  Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by each Underwriter, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  The date and time the Option Units are delivered are sometimes referred to as a “Second Delivery Date” and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a “Delivery Date”.

Delivery of and payment for the Option Units shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between each Underwriter and the Partnership) at 10:00 a.m., New York City time, on such Second Delivery Date.  On such Second Delivery Date, the Partnership shall cause its transfer agent to deposit as original issue the Option Units pursuant to the Full Fast Delivery Program of the DTC for the account of each Underwriter against payment to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

SECTION 5.          Further Agreements of the K-Sea Parties and the Underwriters.  (a) Each of the K-Sea Parties’ covenants and agrees, or as applicable agrees to cause the Partnership or other K-Sea Parties:

(i)            To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the last Delivery Date except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(ii)           To furnish promptly to each of the Underwriters and to counsel for the Underwriters a copy of the signed copy of the Registration Statement as originally filed with the

Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(iii)          To file promptly all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (“Exchange Act Reports”) subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Units;

(iv)          To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request:  (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (B) the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act or with a request from the Commission, to notify the Underwriters and, upon their request, to file such document and to prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

(v)           To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Partnership, be required by the Securities Act or the Exchange Act or requested by the Commission.  Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, any document incorporated by reference in the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of the Underwriters to the filing, which shall not be unreasonably withheld or delayed;

(vi)          Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives;

(vii)         As soon as practicable after the First Delivery Date, to make generally available to the Partnership’s security holders and to deliver to the Underwriter an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158);

(viii)        For a period of two years following the First Delivery Date, to furnish or to make available via the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System, to the Underwriter a copy of all materials furnished by the Partnership to its unitholders (excluding any periodic income tax reporting materials) and all public reports and all reports and financial statements furnished by the Partnership to the principal national securities exchange upon which the Units may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

(ix)           Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(x)            For a period of 60 days from the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, or (3) file or cause to be filed a shelf registration statement, including any amendments, with respect to the registration of Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Wells Fargo Securities, LLC, on behalf of the Underwriters, except with respect to (a) issuance in connection with the public offering contemplated hereby, (b) issuances of Common Units, or securities convertible into or exercisable or exchangeable for Common Units, pursuant to the Partnership’s long-term incentive plan and the Partnership’s unit purchase plan as in effect on the date of this Agreement or pursuant to outstanding options, warrants or rights outstanding on the date of this Agreement, and (c) the filing by the Partnership of any registration statement on Form S-8 after 30 days from the date of this Agreement.  K-Sea General Partner shall cause each executive officer and director of K-Sea General Partner and EW Transportation to furnish to the Underwriters, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

Notwithstanding the foregoing paragraph, if (A) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (B) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Wells Fargo Securities, LLC waives such extension in writing;

(xi)           To apply for the listing of the Units on the New York Stock Exchange, and to use its best efforts to effect that listing, subject only to official notice of issuance, prior to the First Delivery Date;

(xii)          To apply the net proceeds from the sale of the Units as set forth in the Prospectus; and

(xiii)         To take such steps as shall be necessary to ensure that no K-Sea Party, nor any subsidiary thereof, shall become an “investment company” as defined in the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder;

(b)           Each of the Underwriters severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

SECTION 6.          Expenses.  Each of the K-Sea Parties covenants and agrees with one another and with the Underwriter that the Partnership will pay or cause to be paid (a) the costs incident to the authorization, issuance, sale and delivery of the Units and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereto (including, in each case, exhibits), the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement to the Prospectus thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) the filing fees incident to securing the review by the Financial Industry Regulatory Authority of the terms of sale of the Units; (f) any applicable listing or other similar fees; (g) the fees and expenses of qualifying the Units under the securities laws of the several jurisdictions as provided in Section 5(a)(x) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the costs and expenses of the K-Sea Parties relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the appropriate K-Sea Parties and any such consultants; and (i) all other costs and expenses incident to the performance of the obligations of the K-Sea Parties under this Agreement; provided that, except as provided in this Section 6 and in Section 11 the

Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

SECTION 7.          Conditions of Underwriters’ Obligations.  The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the K-Sea Parties contained herein, to the performance by the K-Sea Parties of their obligations hereunder, and to each of the following additional terms and conditions:

(a)           The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b)           No Underwriter shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or in the documents incorporated by reference therein or is necessary to make the statements therein not misleading.

(c)           All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the K-Sea Parties shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)           Baker Botts L.L.P. shall have furnished to the  Underwriter their written opinion, as counsel to the K-Sea Parties, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect set forth on Exhibit B hereto.

(e)           Holland & Knight LLP shall have furnished the Underwriters their written opinion, as special maritime counsel to the K-Sea Parties, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect set forth on Exhibit C hereto.

(f)            The Underwriters shall have received from Andrews Kurth LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the K-Sea Parties shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g)           At the time of execution of this Agreement, the Underwriters shall have received from PricewaterhouseCoopers LLP a letter or letters, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in or incorporated by reference into the Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h)           With respect to the letter or letters of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letters”), the Partnership shall have furnished to the Underwriter a letter (the “bring-down letter”) of such accountants, addressed to the Underwriter and dated such Delivery Date (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

(i)            K-Sea General Partner, on behalf of itself and its direct and indirect subsidiaries, shall have furnished to the Underwriter a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its Chief Financial Officer stating that:

(i)            The representations, warranties and agreements of the K-Sea Parties in Section 1 are true and correct on and as of such Delivery Date; the K-Sea Parties have complied with all their agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)           No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(iii)          They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package and, in their opinion (A) (1) the Registration Statement, as of the Effective Time, (2) the Prospectus, as of its date and on the applicable Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, including the documents incorporated therein by reference, did not and do not contain any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein (and, in the case of the Prospectus and the Pricing Disclosure Package, in the light of the circumstances under which they were made) not misleading, and (B) since the date of the most recent financial statements included or incorporated by reference into the Prospectus, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or in an Incorporated Document, which has not been so set forth.

(j)            Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package (A) no K-Sea Party shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and (B) there shall not have been any change in the capitalization or long-term debt of any of the K-Sea Parties or any of their subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or partners’ equity or results of operations of the K-Sea Parties, other than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Pricing Disclosure Package.

(k)           Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) trading in any securities of the Partnership on any exchange or in the over-the-counter market shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by Federal or state authorities, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), including, without limitation, as a result of terrorist activities after the date hereof, as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l)            The New York Stock Exchange shall have approved the Units for listing, subject only to official notice of issuance.

(m)          The Lock-Up Agreements between Wells Fargo Securities, LLC and the executive officers and directors of K-Sea General Partner and EW Transportation , delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(n)           All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

SECTION 8.          Indemnification and Contribution.

(a)           The K-Sea Parties, jointly and severally, shall indemnify and hold harmless each Underwriter, its directors, officers and employees, any affiliate of an Underwriter that may be deemed an underwriter with respect to the Common Units for purposes of Section 11 of the Securities Act, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or the omission or alleged omission to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in (A) the Preliminary Prospectus, (B) the Prospectus (C) any Issuer Free Writing Prospectus, (D) any Permitted Issuer Information used in any “free writing prospectus” (as defined in Rule 405) by any Underwriter, or (E) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or  the omission or alleged omission to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the K-Sea Parties shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the K-Sea Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability, action or expense arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e).  The foregoing indemnity agreement is in addition to any liability which the K-Sea Parties may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b)           Each Underwriter, severally and not jointly, shall indemnify and hold harmless the K-Sea Parties, their respective officers and employees, each of their respective directors and managers, and each person, if any, who controls any K-Sea Entity within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the K-Sea Entity or any such director, manager, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or the omission or alleged omission to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in (A) the Preliminary Prospectus, (B) the Prospectus, (C) any Issuer Free Writing Prospectus, (D) any Permitted Issuer Information used in any “free writing prospectus” (as defined in Rule 405) by any Underwriter or (E) any Non-Prospectus Road Show, or the omission or alleged omission to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership by or on behalf of that Underwriter through the Representatives specifically for inclusion therein, which information is limited to the information set forth in Section 8(e), and shall reimburse the K-Sea Entity and any such director, manager, officer or controlling person for any legal or other expenses reasonably incurred by the K-Sea Entity or any such director, manager, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.  The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the K-Sea Parties or any such director, manager, officer, employee or controlling person.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party.  No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)           If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the K-Sea Parties on the one hand and the Underwriters on the other from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the K-Sea Parties on the one hand and the Underwriters on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the K-Sea Parties on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Units under this Agreement, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the K-Sea Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The K-Sea Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e)           The Underwriters severally confirm and the K-Sea Parties acknowledge and agree that the statements regarding delivery of the Units by the Underwriters set forth on the cover page of, the concession figure in the fourth paragraph, and the statements by the Underwriters in the eleventh, twelfth and thirteenth paragraphs, only insofar as such statements relate to the over-allotment and stabilization activities that may be undertaken by the Underwriters, appearing under the caption “Underwriting” in the Prospectus are correct and constitute the only information concerning the Underwriters furnished in writing to the K-Sea Parties by or on behalf of such Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

SECTION 9.          Defaulting Underwriter.  If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting

Underwriters shall be obligated to purchase the Units which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Units set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Firm Units set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Units on such Delivery Date if the total number of Units that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Units to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 3.  If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Units to be purchased on such Delivery Date.  If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the Units that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Option Units Delivery Date, the obligation of the Underwriters to purchase, and of the Partnership to sell, the Option Units) shall terminate without liability on the part of any non-defaulting Underwriter or the Partnership, except that the Partnership will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 11.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Units that a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership for damages caused by its default.  If other Underwriters are obligated or agree to purchase the Units of a defaulting or withdrawing Underwriter, either the non-defaulting Underwriters or the Partnership may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

SECTION 10.        Termination.  The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(j) or 7(k) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

SECTION 11.        Reimbursement of Underwriters’ Expenses.  If the Partnership shall fail to tender the Units for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the K-Sea Parties to perform any agreement on their part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the K-Sea Parties is not fulfilled, the K-Sea Parties will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the K-Sea Parties shall pay the full amount thereof to the Underwriters.  If this Agreement is terminated pursuant to Section 7(k)(i), (iii), (iv) or (v), or Section 9 by reason of the default of one or more Underwriters, the K-Sea Parties shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

SECTION 12.                       Research Analyst Independence.  In addition, the K-Sea Parties acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the K-Sea Parties and/or the offering that differ from the views of their respective investment banking divisions.  The K-Sea Parties hereby waive and release, to the fullest extent permitted by law, any claims that the K-Sea Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the K-Sea Parties by that Underwriters’ investment banking divisions.  The K-Sea Parties acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 13.                       No Fiduciary Duty.  The Partnership acknowledges and agrees that in connection with this offering, sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters:  (i) no fiduciary or agency relationship between the K-Sea Parties and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to any of the K-Sea Parties, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the K-Sea Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the K-Sea Parties shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from the K-Sea Parties.  Each of the K-Sea Parties hereby waives, to the fullest extent permitted by law, any claims it may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

SECTION 14.                       Notices, Etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)                                  if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to (1) Wells Fargo Securities, LLC, 375 Park Avenue, New York, NY 10152, Attention: Equity Syndicate Department (Fax: (212) 214-5918), and (2) Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Attention: Syndicate Department, Fax: 646-855-3073, with a copy to Attention: ECM Legal (Fax (212) 230-8370); and

(b)                                 if to the K-Sea Parties, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention:  Timothy J. Casey (Fax: (732) 339-6140); provided, however, that any notice to the Underwriters pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Underwriters, which address will be supplied to any other party hereto by the Underwriters upon request.  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The K-Sea Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

SECTION 15.                       Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the K-Sea Parties, and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (i) the representations, warranties, indemnities and agreements of the K-Sea Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (ii) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors and managers of the K-Sea Parties, officers of the K-Sea Parties who have signed the Registration Statement and any person controlling the K-Sea Parties within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  Notwithstanding anything in this Agreement to the contrary, all liabilities and obligations of the K-Sea Parties hereunder shall be non-recourse against any partner (including any limited partner or general partner), stockholder, member, other owner, officer, director or employee of any of the K-Sea Parties, other than the K-Sea Parties in their capacities as such.  In that connection, no such partner, stockholder, member, other owner, officer, director or employee shall be bound by this Agreement, or be obligated by virtue of this Agreement or the obligations of any party created hereunder to (i) provide funds to any of the K-Sea Parties, whether by contributions to capital, loans, return of monies, securities or other property, or (ii) assume any liabilities of any of the K-Sea Parties.

SECTION 16.                       Survival.  The respective indemnities, representations, warranties and agreements of the K-Sea Parties and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

SECTION 17.                       Definition of the Terms “Business Day” and “Subsidiary”.  For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

SECTION 18.                       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 19.                       Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

SECTION 20.                       Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the K-Sea Parties and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

K-SEA TRANSPORTATION PARTNERS L.P.

BY:	K-Sea General Partner L.P.,
its General Partner

By:	K-Sea General Partner GP LLC,
its General Partner

By:	/s/ Timothy J. Casey
Timothy J. Casey
President

K-SEA GENERAL PARTNER L.P.

By:	K-Sea General Partner GP LLC,
its General Partner

By:	/s/ Timothy J. Casey
Timothy J. Casey
President

K-SEA GENERAL PARTNER GP LLC

By:	/s/ Timothy J. Casey
Timothy J. Casey
President

K-SEA OPERATING PARTNERSHIP L.P.

By:	K-Sea OLP GP LLC,
its General Partner

By:	/s/ Timothy J. Casey
Timothy J. Casey
President

K-SEA OLP GP LLC

By:	/s/ Timothy J. Casey
Timothy J. Casey
President

Accepted:

WELLS FARGO SECURITIES, LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

For themselves and as Representatives of the Underwriters

WELLS FARGO SECURITIES, LLC

By	/s/ David Herman
Authorized Representative

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ Matthew A. Thomson
Authorized Representative

SCHEDULE 1

Underwriter	Number of Firm Units to be Purchased

Wells Fargo Securities, LLC	797,500
Merrill Lynch, Pierce, Fenner & Smith Incorporated	797,500
RBC Capital Markets Corporation	435,000
UBS Securities LLC	435,000
DnB NOR Markets, Inc.	145,000
KeyBanc Capital Markets Inc.	145,000
Stifel Nicolaus & Company, Incorporated	145,000
Total	2,900,000

SCHEDULE 2

Orally Conveyed Pricing Information

1. Public Offering Price - $19.15

2. 2,900,000 Firm Units; 435,000 Option Units

SCHEDULE 3

Name	General Partner Ownership	K-Sea General Partner Ownership

Timothy J. Casey.	5.499%	5.500%
Richard P. Falcinelli	1.250%	1.250%
Thomas M. Sullivan	1.250%	1.250%
John J. Nicola	1.250%	1.250%
Christopher Palo	0.250%	0.250%
Gregory Haslinksy	0.290%	0.290%
Terrence P. Gill	0.110%	0.110%
Richard J. Pittner	0.050%	0.050%
Carl E. Eklof, Jr.	0.050%	0.050%

SCHEDULE 4

SIGNIFICANT SUBSIDIARIES

K-Sea OLP GP LLC

K-Sea Operating Partnership L.P.

K-Sea Transportation Inc.

Norfolk Environmental Services, Inc.

Inversiones Kara Sea SRL

K-Sea Acquisition2, LLC

K-Sea Transportation LLC

K-Sea Canada Holdings, Inc.

K-Sea Canada Corp.

K-Sea Hawaii Inc.

Smith Maritime LLC

Exhibit A

LOCK-UP LETTER AGREEMENT

WELLS FARGO SECURITIES, LLC

as Representative of the Underwriters

named in Schedule 1

c/o Wells Fargo Securities, LLC

345 Park Avenue, 4th Floor

New York, NY 10152

Dear Sirs:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by you and such other Underwriters of common units (the “Common Units”) representing limited partner interests in K-Sea Transportation Partners L.P., a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Common Units to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by Wells Fargo Securities, LLC, as Representative of the underwriters named in Schedule I thereto (the “Representative”), and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Representative, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Units (other than the Common Units owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, for a period of 60 days after the date of the final Prospectus relating to the Offering (the “Lock-Up Period”).  The foregoing sentence shall not apply to bona fide gifts, sales or other dispositions or transfers of the Partnership’s common units, in each case that are made without value (other than for equity of such affiliate or as a capital contribution) and exclusively between and among the undersigned or members of the undersigned’s immediate family, or affiliates of the undersigned, including its partners; provided that it shall be a condition to any such bona fide gift, sale or other disposition or transfer that (1) the transferee/donee agrees to be bound by the terms of the lock-up letter agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (2) no filing by any person (transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such distribution or transfer (other than a filing on a Form 5, Schedule 13D or 13D/A or Schedule 13G or 13G/A made after the expiration of the Lock-Up Period), and (3) each party (transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act or 1933 and the Exchange Act) to make, and shall agree not to make voluntarily, any public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period.  For purposes of this paragraph, immediate family shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Wells Fargo Securities, LLC waives such extension in writing.

In furtherance of the foregoing, the Partnership and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from his obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:
Dated: , 2009

Exhibit B

Opinion of Baker Botts L.L.P.

(i)                                     Each of the General Partner, the Partnership and the Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware LP Act with all necessary limited partnership power and authority to own or lease (as the case may be) its properties and to conduct its business, in each case in all respects as described in the Registration Statement and Prospectus.  Each of the General Partner, the Partnership and the Operating Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth next to its name on an exhibit to such opinion.

(ii)                                  Each of K-Sea General Partner, the OLP General Partner, K-Sea LLC and Smith LLC has been duly formed and is validly existing as a limited liability company in good standing under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease (as the case may be) its properties and to conduct its business, in each case in all respects as described in the Registration Statement and Prospectus.  Each of K-Sea General Partner and the OLP General Partner is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth next to its name on an exhibit to such opinion.

(iii)                               Each of K-Sea Inc. and K-Sea Hawaii has been duly incorporated and is validly existing as a corporation in good standing under the DGCL, with all necessary corporate power and authority to own or lease (as the case may be) its properties and to conduct its business, in each case in all respects as described in the Registration Statement and Prospectus.  Each of K-Sea Inc. and K-Sea Hawaii is duly registered or qualified as a foreign corporation for the transaction of business under the laws of the jurisdictions set forth next to its name on an exhibit to such opinion.

(iv)                              Each of K-Sea General Partner and the OLP General Partner has all necessary limited liability company power and authority to act as the general partner of the General Partner and the Operating Partnership, respectively, in each case in all respects as described in the Registration Statement and Prospectus; and the General Partner has all necessary limited partnership power and authority to act as the general partner of the Partnership in all respects as described in the Registration Statement and Prospectus.

(v)                                 The General Partner is the sole general partner of the Partnership and owns 202,447 general partner units in the Partnership; such general partner units have been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner units free and clear of all liens, encumbrances (except restrictions on transferability contained in the Partnership Agreement or as described in the Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(vi)                              K-Sea General Partner is the sole general partner of the General Partner with a 0.01% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the General Partner Partnership Agreement; and K-Sea General Partner owns such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability contained in the General Partner Partnership Agreement or as described in the Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming K-Sea General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(vii)                           K-Sea Investors collectively own 90.00% of the membership interests in K-Sea General Partner, and the individuals set forth on a schedule to such opinion (“Management”) collectively own 10.00% of the membership interest in K-Sea General Partner; such membership interests have been duly authorized and validly issued in accordance with the K-Sea General Partner Operating Agreement; and K-Sea Investors own such membership interests free and clear of all liens, encumbrances (except restrictions on transferability contained in the K-Sea General Partner Operating Agreement or as described in the Prospectus), security interests, charges or claims (i) in respect of which a financing statement or statements under the Uniform Commercial Code of the State of Delaware naming K-Sea Investors as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

(viii)                        K-Sea Investors and Management collectively own a 99.99% limited partner interest in the General Partner and own a 0.01% limited partner interest in the General Partner; such limited partner interests have been duly authorized and validly issued in accordance with the General Partner Partnership Agreement; and K-Sea Investors own such limited partner interests free and clear of all liens, encumbrances (except restrictions on transferability contained in the General Partner Partnership Agreement or as described in the Prospectus), security interests, charges or claims (i) in respect of which a financing statement or statements under the Uniform Commercial Code of the State of Delaware naming K-Sea Investors as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(ix)                                The Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and otherwise by matters described in the Prospectus; EW Transportation and its direct and indirect subsidiaries own 4,165,000 of the outstanding Common Units free and clear of all liens, encumbrances (except restrictions on transferability contained in the Partnership Agreement or as described in the Prospectus), security interests, charges or claims (i) other than a lien in favor of Keybank National Association pursuant to that certain Security Agreement dated April 9, 2007, (ii) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming EW Transportation, EW Holding

Corp. or EW Transportation Corp. as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (iii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act; and the General Partner owns 49,775 of the outstanding Common Units and the Incentive Distribution Rights free and clear of all liens, encumbrances (except restrictions on transferability contained in the Partnership Agreement or as described in the Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(x)                                   The Partnership owns 100% of the membership interests in the OLP General Partner; such membership interests have been duly authorized and validly issued in accordance with the OLP General Partner Operating Agreement; and the Partnership owns such membership interests free and clear of all liens, encumbrances (except restrictions on transferability contained in the OLP General Partner Operating Agreement or as described in the Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

(xi)                                The OLP General Partner is the sole general partner of the Operating Partnership with a 0.01% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement; and the OLP General Partner owns such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability contained in the Operating Partnership Agreement or as described in the Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the OLP General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(xii)                             The Partnership is the sole limited partner of the Operating Partnership with a 99.99% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement; and the Partnership owns such limited partner interest free and clear of all liens, encumbrances (except restrictions on transferability contained in the Operating Partnership Agreement or as described in the Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(xiii)                          The Operating Partnership owns 100% of the issued and outstanding stock of K-Sea Inc.; such stock has been duly authorized and validly issued; and the Operating Partnership owns such stock free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the DGCL.

(xiv)                         The Units to be issued and sold to the Underwriter by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership under the Partnership Agreement and, when issued and delivered to the Underwriter against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and otherwise by matters described in the Prospectus).

(xv)                            Except as described in the Prospectus and except as set forth in Articles VIII and IX of the K-Sea General Partner Operating Agreement, Articles VIII and IX of the General Partner Partnership Agreement, Article IV of the Partnership Agreement and Article IV of the Operating Partnership Agreement, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any partnership interest, limited liability company interest or shares of stock, as the case may be, in any of the K-Sea Parties, in each case pursuant to the K-Sea General Partner Operating Agreement, the General Partner Partnership Agreement, the Partnership Agreement, the OLP General Partner Operating Agreement, the Operating Partnership Agreement or any other agreement or instrument set forth on an exhibit to such counsel’s opinion.  To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Firm Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Partnership or the Operating Partnership other than as provided in the Prospectus and the Partnership Agreement or as have been waived.  To such counsel’s knowledge, except as described in the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units or other partnership interests in the Partnership or any partnership interests in the Operating Partnership, (B) any shares of stock in K-Sea Inc. or (C) any membership interests in the OLP General Partner.

(xvi)                         The Partnership had all requisite limited partnership power and authority to issue, sell and deliver the Firm Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus.

(xvii)                      This Agreement has been duly executed and delivered by each of the K-Sea Parties.

(xviii)                   Each of the Partnership Agreement, the Operating Partnership Agreement, the General Partner Partnership Agreement, the K-Sea General Partner Operating Agreement and the OLP General Partner Operating Agreement (collectively, the “Operative Agreements”) has been duly authorized and validly executed and delivered by each of the K-Sea Parties party thereto, as applicable.  Assuming the due authorization, execution and delivery by each party thereto (other than the K-Sea Parties), each of the Operative Agreements constitutes a valid and legally binding obligation of the K-Sea Parties party thereto, enforceable against each such K-Sea Party in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

(xix)                           Assuming the Permitted Percentage (as defined in the Partnership Agreement) is not exceeded, none of the offering, issuance and sale by the Partnership of the Units being delivered at such Delivery Date, the execution, delivery and performance of this Agreement by the K-Sea Parties that are parties thereto, or the consummation of the transactions contemplated hereby (i) constitutes or will constitute a violation of the certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation or bylaws of any of the K-Sea Parties, (ii) constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both, would constitute such a default), any Operative Agreement or any other agreement set forth on an exhibit to such counsel’s opinion, (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act, the DGCL, federal law or the laws of the State of Texas, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the K-Sea Parties, which breaches, violations defaults or liens, in the case of clauses (ii), (iii) or (iv), would reasonably be expected to have a Material Adverse Effect.

(xx)                              No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) with any governmental authority under the Delaware LP Act, the Delaware LLC Act, the DGCL, federal law or the laws of the State of Texas is required for the offering, issuance and sale by the Partnership of the Firm Units, the execution, delivery and performance of this Agreement by the K-Sea Parties party thereto or the consummation by the K-Sea Parties of the transactions contemplated by this Agreement, except (i) for such consents required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (ii) for such consents that have been obtained or made, (iii) for such consents that (A) are of a routine or administrative nature and (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement, (iv) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect, or (v) as disclosed in the Prospectus.

(xxi)                           The statements included in the Registration Statement and Prospectus under the captions “Cash Distribution Policy,” “Description of Common Units,” “Our Partnership Agreement” and “Investment in Us by Employee Benefit Plans,” and incorporated by reference to the Partnership’s Form 10-K for the year ended June 30, 2008 under the captions “Business — Regulation — Environmental,” “Business — Regulation — Occupational Health Regulations,” “Certain Relationships and Related Transactions, and Director Independence” insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, fairly describe, in all material respects, the portions of the agreements and the portions of the statutes and regulations addressed thereby; and the Common Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration

Statement and the Prospectus under the captions “Cash Distribution Policy,” “Description of Common Units,” and “Our Partnership Agreement.”

(xxii)                        The opinion of Baker Botts L.L.P. that is filed as Exhibit 8.1 to the Partnership’s Form 8-K to be filed with the Commission after the date hereof prior to Closing is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

(xxiii)                     The Registration Statement was declared effective under the Securities Act on May 8, 2007; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

(xxiv)                    (A) The Registration Statement, at the Effective Time and on the applicable Delivery Date, and (B) the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date, and any further amendments and supplements thereto made by the Partnership prior to such Delivery Date (except for the financial statements and the notes and schedules thereto, and other financial and accounting data and statistical data related thereto included in the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) were, on their face, appropriately responsive, in all material respects, to the requirements of the Securities Act and the Rules and Regulations.

(xxv)                       To the knowledge of such counsel, (i) there are no legal or governmental proceedings pending or threatened to which any of the K-Sea Parties is a party or to which any of their respective properties is subject that are required to be described in the Prospectus but are not so described as required and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act.

(xxvi)                    None of the K-Sea Parties is an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the K-Sea Parties, representatives of the independent public accountants of the Partnership and representatives of the Underwriters, at which the contents of the Registration Statement, the Prospectus and the Pricing Disclosure Package and related matters were discussed, and although such counsel did not independently verify, is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus and the Pricing Disclosure Package (except to the extent specified in paragraphs (xxi) and (xxii) above), on the basis of the foregoing, no facts have come to the attention of such counsel which lead them to believe that (A) the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and auditors’ reports thereon, (ii) the other financial and statistical data related thereto included therein and (iii) the exhibits thereto, as to which such counsel need express no belief) at the Effective Time contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and auditors’ reports thereon, and (ii) the other financial and statistical data related thereto included therein, as to which such counsel need express no belief) as of its issue date and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the Pricing Disclosure Package (other than (i) the financial statements included therein, including the notes and schedules thereto and auditors’ reports thereon, and (ii) the other financial and statistical data related thereto included therein, as to which such counsel need express no belief) as of the Applicable Time did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon the representations of the K-Sea Parties set forth in this Underwriting Agreement and on certificates of officers and employees of the K-Sea Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws (other than admiralty and maritime laws), the laws of the State of Texas, the Delaware LP Act, the Delaware LLC Act and the DGCL, (D) with respect to the opinions expressed in paragraphs 1 through 3 above as to the due qualification or registration as a foreign limited partnership, corporation or limited liability company, as the case may be, of the General Partner, the Partnership, the Operating Partnership, K-Sea General Partner, the OLP General Partner and K-Sea Inc., state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on Annex I (each of which will be dated not more than fourteen days prior to such Delivery Date and shall be provided to you), (E) state that they express no opinion with respect to any permits to own or operate any real or personal property, and (F) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the K-Sea Parties may be subject.

Exhibit C

Opinion of Holland & Knight LLP

1.                                       As of the date hereof and immediately prior to the sale to Underwriters of the Units each of the General Partner, the Partnership, and the Operating Partnership qualifies as a Coastwise Citizen.

2.                                       Each of the Partnership and Operating Partnership has all necessary authority under the federal admiralty and maritime laws of the United States to own and operate each of its vessels in the United States coastwise or registry trades, provided that each of the foregoing, as the case may be, has received and, as of the date hereof, maintains all consents, authorizations, licenses and similar instruments required generally to be maintained by owners and/or operators of vessels in the United States coastwise or registry trades, as the case may be, which consents, authorizations, licenses and similar instruments we have no reason to believe have not been, or will not be, obtained in the ordinary course of business.

3.                                       Under the general admiralty and maritime laws of the United States, including but not limited to Titles 33 and 46 of the United States Code, no consent, notice, approval, authorization, order, registration or qualification of, to or with any United States court or governmental agency or body is required for the issuance and sale of the Units by the Partnership.

4.                                       The issuance and sale of the Units by the Partnership will not violate any general admiralty and maritime law of the United States, or any United States federal admiralty or maritime order, rule, regulation, judgment or decree known to us to be applicable to any of the K-Sea Entities.

5.                                       Except as set out in the Underwriting Agreement or the Prospectus, and except for any restrictions contained in Section 4.10 of the Partnership Agreement, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any partnership interest, limited liability company interest or shares of stock, as the case may be, in the Partnership pursuant to the Credit Facilities.

6.                                       No permit, consent, approval, authorization, order, registration, filing or qualification with any governmental authority under the United States federal admiralty and maritime laws or the laws of the State of New York is required for the performance of any of the Credit Facilities or the Underwriting Agreement by any of the K-Sea Entities party thereto, except such permits, consents, approvals, authorizations, orders, registrations, filings or qualifications respecting operation of vessels required generally to be maintained by owners and/or operators of vessels in the United States coastwise and registry trades, which permits, consents, approvals, authorizations, orders, registrations, filings and qualifications we have no reason to believe have not been, or will not be, obtained in the ordinary course of business.

7.                                       The statements in the Partnership’s 2008 Annual Report on Form 10-K for the year ended June 30, 2008 (the “2008 Annual Report”) (including descriptions of additional agreements or statements of law or legal conclusions) under the captions (i) “Business – Regulation –

Coastwise Laws, (except no opinion is expressed as to the effect of the transactions contemplated hereby with respect to the provisions in the Partnership Agreement regarding no more than 15% of the Units of the Partnership may be held by any person that is not a Coastwise Citizen),” (ii) “Business – Regulation – Other,” (iii) the first sentence of “Business – Regulation – Vessel Condition,” (iv) “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Credit Agreement, (except no opinion is expressed as to swap agreements),” (v) “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Term Loans (to the extent such term loans are in full force and effect),” (vi) “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Title XI Borrowings,” and (vii) “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Restrictive Covenants,” insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, fairly describe, in all material respects, the portions of the agreements and the portions of the statutes and regulations addressed thereby.

This opinion letter is issued solely for the benefit of the Underwriters and may not be relied upon or used for any other purposes by any other person or entity without our prior written consent.  We assume no obligation to supplement this opinion letter if any applicable law, rule or regulation changes after the date hereof or if we become aware after the date hereof of any facts that might change the opinions expressed herein.